SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): January 15, 2002

                                  ELCOTEL, INC.
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             (Exact name of registrant as specified in its charter).

         Delaware                    000-15205                   592518405
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(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

    6428 Parkland Drive, Sarasota, Florida                         34243
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    (Address of principal executive offices)                     (Zip Code)

                         Registrant's telephone number,
                      including area code: (941) 758-0389


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Item 2. Acquisition or Disposition of Assets

See "Item 3. Bankruptcy or Receivership."

Item 3. Bankruptcy or Receivership

      On January 15, 2002, the United States Bankruptcy Court, Middle District of Florida, Tampa Division (the "Bankruptcy Court") entered an Order Confirming the Second Amended Joint Plan of Elcotel, Inc. (the "Company") and its Affiliated Debtors (the "Debtors"). Pursuant to the Second Amended Joint Plan (the "Plan") confirmed by the Bankruptcy Court on January 15, 2002, the Debtors sold substantially all of their non-cash assets pursuant to the terms of an Asset Purchase Agreement dated December 14, 2001 (the "Agreement") between the Debtors and Applicon, Inc. and Elcotel Acquisition Corporation, affiliates of Gores Technology Group (the "Purchaser"), which was approved by the Bankruptcy Court pursuant to its Order confirming the Second Amended Joint Plan of the Debtors (the "Sale Transaction").

      The Sale Transaction was effective as of December 31, 2001. On December 31, 2001, the Debtors' assets approximated $9.2 million (unaudited) including cash of approximately $4.1 million (unaudited), and the Debtors' liabilities approximated $15.2 million (unaudited) including liabilities subject to compromise of approximately $11.4 million (unaudited). The purchase price including certain assumed liabilities approximated $2.1 million. The Debtors received cash proceeds of $201,220 net of a cash holdback of $50,307, which will be distributed to the Debtors subject to the determination of purchase price adjustments, if any, under the terms of the Agreement. The consideration received was based upon negotiations between the Debtors, the Purchaser and the Debtors' senior secured lender, and was deemed to constitute reasonably equivalent and fair consideration under the Bankruptcy Code pursuant to the Order confirming the Plan.

      The orderly liquidation of substantially all of the Debtors' non-cash assets was implemented through the Sale Transaction as contemplated by the Plan. Further, the Company has commenced the winding up of its business in a manner and on terms acceptable to its senior secured lender. Pursuant to the Plan: (i) the Debtors' unsecured creditors will receive, after payments of costs associated with the prosecution of avoidance actions, any recoveries from the prosecution of such avoidance actions and $110,000; (ii) holders of the Company's common stock, of which there were 13,779,991 shares issued and outstanding as of January 15, 2002, will receive no value for their shares and such shares will be cancelled; and (iii) the Company's senior secured lender will receive the Company's cash and the net proceeds from the sale and disposition of the Company's assets after payment of liquidation costs and expenses, allowed administrative claims (including professional fees) and the payment to the Debtors' unsecured creditors.


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Item 7. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

      Not Applicable

(b) Pro Forma Financial Information.

      Not Applicable

(c) Exhibits

No.         Description
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2.1         Second Amended Joint Plan of Elcotel, Inc. and its Affiliated
            Debtors

2.2 Order Confirming the Second Amended Joint Plan of Elcotel, Inc. and its Affiliated Debtors dated January 15, 2002

2.3 Asset Purchase Agreement dated as of December 14, 2001 by and among Elcotel, Inc., Elcotel Direct, Inc., Technology Service Group, Inc. and International Service Technologies, Inc., Applicon, Inc. and Elcotel Acquisition Corporation

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ELCOTEL, INC.

Date: January 24, 2002                            By: /s/ William H. Thompson
                                                      --------------------------
                                                      William H. Thompson
                                                      Senior Vice President,
                                                      Administration and Finance


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